UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             December 22, 2006

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

110 Turnpike Road, Suite 203
Westborough, Massachusetts		01581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (508) 871-7046

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 22, 2006, TC GL Intermediate Limited Partnership, a wholly-owned subsidiary of TC PipeLines, LP (the “Partnership”), entered into a definitive agreement (the “Purchase Agreement”) with El Paso Great Lakes Company, L.L.C., an indirect subsidiary of El Paso Corporation, to acquire a 46.45% general partnership interest in Great Lakes Gas Transmission Limited Partnership (“Great Lakes”) for a total purchase price of $962 million, subject to certain closing adjustments, including the indirect assumption of approximately $212 million of debt of Great Lakes. TransCanada Corporation (“TransCanada”), the parent company of TC PipeLines GP, Inc. and the sole general partner of the Partnership, currently holds a 50% general partnership interest in Great Lakes. The transaction is expected to close in the first quarter 2007, subject to regulatory approvals and other closing conditions, including the simultaneous closing of TransCanada’s acquisition of ANR Pipeline Company.

TransCanada has entered into a separate agreement to acquire a 3.55% interest in Great Lakes as part of its acquisition of ANR Pipeline Company.  Upon closing of this separate transaction, TransCanada’s interest in Great Lakes will increase to 53.55%, and TransCanada will become the operator of Great Lakes.

The Partnership has a commitment for interim financing and expects to ultimately finance the acquisition with a combination of new debt and equity.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by the Purchase Agreement.  That agreement is attached as an exhibit to this Form 8-K.

The Partnership’s press release regarding the acquisition of the general partnership interest in Great Lakes is attached as an exhibit to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	2.1	Purchase and Sale Agreement dated as of December 22, 2006 among El Paso Great Lakes Company, L.L.C., as Seller and TC GL Intermediate Limited Partnership and TransCanada PipeLine USA Ltd., as Buyers.*

	99.1	Press Release, December 22, 2006.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Donald DeGrandis
Donald DeGrandis
Secretary

Dated: December 22, 2006

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated as of December 22, 2006 among El Paso Great Lakes Company, L.L.C., as Seller and TC GL Intermediate Limited Partnership and TransCanada PipeLine USA Ltd., as Buyers.*

99.1	Press Release dated December 22, 2006.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.